Exhibit 99.1

Western Refining Reports Fourth Quarter and Full Year 2008 Financial Results
EL PASO, Texas – March 5, 2009 – Western Refining, Inc. (NYSE:WNR) today reported a net loss of $12.8 million or $0.19 per diluted share in the fourth quarter of 2008. Excluding a non-cash $46.4 million after-tax lower of cost or market write-down of inventory, net earnings were $33.6 million, or $0.49 per diluted share, for the quarter ended December 31, 2008. For the same period in 2007, the Company had a net loss of $25.5 million, or $0.38 per diluted share. The non-cash lower of cost or market adjustment to inventories resulted as the year-end value of crude oil and finished product inventories declined to a level below the cost of the inventories on the acquisition date of Giant in mid-2007.

The Company reported net earnings of $64.2 million or $0.95 per diluted share for the full year of 2008. Excluding the non-cash lower of cost or market inventory write-down, net earnings were $110.6 million or $1.63 per diluted share for the full year of 2008. This compares to net earnings of $238.6 million or $3.53 per diluted share for 2007.

For the three months ended December 31, 2008, Western generated cash flow from operations of $115.5 million. For the twelve months ended December 31, 2008, Western generated cash flow from operations of $285.6 million. As of December 31, 2008, there were $60.0 million of cash borrowings outstanding under the Company's revolving credit facility, and as of February 27, 2009, there were no cash borrowings outstanding under the Company's revolving credit facility.

Paul Foster, Western’s Chief Executive Officer, said, “Given the significant volatility in crude oil and finished product prices that the industry experienced throughout the year, we are pleased with our operating earnings and operating cash flow generation. A number of strategic initiatives implemented throughout 2008 contributed to our strong performance. At the Yorktown refinery, we completed construction of the low sulfur gasoline project and subsequently increased the amount of heavy crude oil we were processing from approximately 61% in the fourth quarter of 2007 to 100% of crude oil throughput currently. At the Four Corners refineries, we renegotiated several crude oil supply agreements and significantly reduced our crude cost. At the El Paso refinery, the DuPont SAR project was completed, which allowed us to raise sour crude runs from approximately 10% to 20% of crude throughput. We also experienced improved safety performance and operating reliability at our refineries in 2008, as we reduced the injury rate by 65%, reduced environmental incidents by 20%, and experienced minimal unplanned outages.

Foster continued, “As a result of the initiatives implemented throughout 2008, and the low sulfur gasoline project at El Paso, which will be completed in the second quarter 2009, we believe we have positioned ourselves to be more profitable in the future, even in a low margin refining environment. The initiatives we will have implemented at our four refineries would currently result in savings in excess of $300 million per year. Clearly, this is a dramatic improvement in our business and one we believe we can sustain.”

Commenting on current market conditions, Foster said, “Refining margins in our markets are typically weaker in the first quarter. However, they were strong in the months of January and February and we expect to have continued strong margins in our markets in the month of March as we move into the driving season. This is in stark contrast to the first quarter of 2008 when we posted a loss of $40.4 million or $0.60 per diluted share. With the improvements we have made at our refineries and the robust margins we have experienced to date in the quarter, the first quarter of 2009 has the potential to be one of our most profitable quarters.

Conference Call Information

A conference call is scheduled for March 5, 2009, at 10:00 a.m. ET to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (888) 713-4213, passcode: 25822942. The audio replay will be available through March 19, 2008, and can be accessed by dialing (888) 286-8010, passcode: 61323084.

A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas.  Western has a refinery in El Paso, two refineries in the Four Corners region of northern New Mexico and a refinery in Yorktown, Virginia.  Western’s asset portfolio also includes refined products terminals in Albuquerque, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque and El Paso, retail service stations and convenience stores in Arizona, Colorado and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas and Utah.  More information about the Company is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements.  The forward-looking statements contained herein include statements about our competitiveness in the refining industry, operational improvements at our refineries, including the completion of the low sulfur gasoline project at El Paso, our expected future profitability, our ability to sustain the improvements in our business, expected cost savings and, expected continued strong margins. These statements are subject to the general risks inherent in our business. These expectations may or may not be realized.  Some of these expectations may be based upon assumptions or judgments that prove to be incorrect.  In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Investor and Analyst Contact:
Mark Cox
(915) 534-1400

Media Contact:
Gary Hanson
(915) 534-1400

Consolidated Financial Data

The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007 (1)
	(In thousands, except per share data)
Statement of Operations Data:
Net sales	$1,656,739	$2,418,969	$10,725,581	$7,305,032
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,449,510	2,242,373	9,746,895	6,375,700
Direct operating expenses (exclusive of depreciation and amortization)	132,822	135,561	532,325	382,690
Selling, general and administrative expenses	25,913	21,761	115,913	77,350
Maintenance turnaround expense	27,198	2,282	28,936	15,947
Depreciation and amortization	31,044	25,388	113,611	64,193
Total operating costs and expenses	1,666,487	2,427,365	10,537,680	6,915,880
Other income (expense):
Operating income (loss)	(9,748)	(8,396)	187,901	389,152
Interest income	400	2,078	1,830	18,852
Interest expense and other financing costs	(32,364)	(21,869)	(102,202)	(53,843)
Amortization of loan fees	(1,555)	(748)	(4,789)	(1,912)
Write-off of unamortized loan fees	—	—	(10,890)	—
Loss on early extinguishment of debt	—	—	—	(774)
Gain (loss) from derivative activities	19,221	(8,470)	11,395	(9,923)
Other income (expense), net	(180)	(271)	1,176	(1,049)
Income (loss) before income taxes	(24,226)	(37,676)	84,421	340,503
Provision for income taxes	11,397	12,148	(20,224)	(101,892)
Net income (loss)	$(12,829)	$(25,528)	$64,197	$238,611
Basic earnings per share	$(0.19)	$(0.38)	$0.95	$3.55
Diluted earnings per share	$(0.19)	$(0.38)	$0.95	$3.53
Dividends declared per common share	$—	$—	$0.06	$0.22
Weighted average basic shares outstanding	67,772	67,422	67,715	67,180
Weighted average dilutive shares outstanding	67,772	67,422	67,757	67,598
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$115,465	$(143,478)	$285,575	$113,237
Investing activities	(64,852)	(111,317)	(220,554)	(1,334,028)
Financing activities	(143,291)	278,188	(274,769)	1,247,191
Other Data:
Adjusted EBITDA (2)	$128,940	$12,611	$405,854	$477,172
Capital expenditures	66,128	111,297	222,288	277,073
Cash paid for Giant acquisition, net of cash acquired	—	20	—	1,056,955
Balance Sheet Data (at end of period):
Cash and cash equivalents			$79,817	$289,565
Working capital			314,521	621,362
Total assets			3,076,792	3,559,716
Total debt			1,340,500	1,583,500
Stockholders’ equity			811,489	756,485
__________

(1)	Includes the results of operations for Giant beginning June 1, 2007, the date of the acquisition.

(2)
Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, loss on early extinguishment of debt, depreciation, amortization, maintenance turnaround expense and lower of cost or market, or LCM, inventory write-down.  Adjusted EBITDA is not, however, a recognized measurement under generally accepted accounting principles, or GAAP.  Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.  In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP.  Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business.  We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.  The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007 (1)
	(In thousands)
Net income	$(12,829)	$(25,528)	$64,197	$238,611
Interest expense	32,364	21,869	102,202	53,843
Provision for income taxes	(11,397)	(12,148)	20,224	101,892
Amortization of loan fees	1,555	748	4,789	1,912
Write-off of unamortized loan fees	—	—	10,890	—
Loss on early extinguishment of debt	—	—	—	774
Depreciation and amortization	31,044	25,388	113,611	64,193
Maintenance turnaround expense	27,198	2,282	28,936	15,947
Non-cash LCM inventory write-down	61,005	—	61,005	—
Adjusted EBITDA	$128,940	$12,611	$405,854	$477,172

Refining Segment

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008 (2)	2007 (2)	2008 (2)	2007 (1) (2) (3)

	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,550,885	$2,384,212	$10,455,602	$7,092,413
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (4)	1,394,369	2,241,034	9,665,076	6,246,654
Direct operating expenses (exclusive of depreciation and amortization)	104,466	116,228	418,628	338,396
Selling, general, and administrative expenses	8,542	3,783	37,561	16,757
Maintenance turnaround expense	27,198	2,280	28,936	15,947
Depreciation and amortization	25,800	21,646	95,713	56,537
Total operating costs and expenses	1,560,375	2,384,971	10,245,914	6,674,291
Operating income (loss)	$(9,490)	$(759)	$209,688	$418,122

Key Operating Statistics:
Total sales volume (bpd) (5)	241,611	264,247	258,013	215,475
Total refinery production (bpd)	205,285	229,386	225,740	188,687
Total refinery throughput (bpd) (6)	206,052	230,706	227,130	190,338
Per barrel of throughput:
Refinery gross margin (4) (7)	$8.26	$6.75	$9.51	$12.17
Gross profit (7)	6.90	5.73	8.36	11.36
Direct operating expenses (8)	5.51	5.48	5.04	4.87
__________

(1)	Includes the results of operations for Giant beginning June 1, 2007, the date of the acquisition.

(2)	Includes other revenues and expenses not specific to a particular refinery.

(3)
Total sales volume, refinery production and throughput related to the refineries acquired from Giant was calculated by dividing total volume for the seven months we operated the refineries in 2007 by 365 days.

(4)	2008 includes a non-cash adjustment to cost of products sold of $61.0 million to value the Yorktown refinery’s inventory to net realizable market values.

(5)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(6)	Total refinery throughput includes crude oil, other feedstocks, and blendstocks.

(7)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented.  We have experienced gains or losses from derivative activities.  These derivatives are used to minimize fluctuations in earnings but are not taken into account in calculating refinery gross margin.  Cost of products sold does not include any depreciation or amortization.  Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products.  Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations.  Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following table reconciles gross profit to refinery gross margin for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

	(In thousands, except per barrel data)
Net sales	$1,550,885	$2,384,212	$10,455,602	$7,092,413
Cost of products sold (exclusive of depreciation and amortization)	1,394,369	2,241,034	9,665,076	6,246,654
Depreciation and amortization	25,800	21,646	95,713	56,537
Gross profit	130,716	121,532	694,813	789,222
Plus depreciation and amortization	25,800	21,646	95,713	56,537
Refinery gross margin	$156,516	$143,178	$790,526	$845,759

Refinery gross margin per refinery throughput barrel	$8.26	$6.75	$9.51	$12.17
Gross profit per refinery throughput barrel	$6.90	$5.73	$8.36	$11.36
__________

(8)
Refinery direct operating expense per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented.  Direct operating expenses do not include any depreciation or amortization.

The following table sets forth our summary refining throughput and production data for the periods presented below:

All Refineries

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007 (3)
Refinery product yields (bpd)
Gasoline	106,995	120,977	114,876	99,271
Diesel and jet fuel	78,054	87,806	88,695	73,445
Residuum	5,188	5,366	5,711	5,821
Other	8,188	10,132	9,649	7,233
Liquid products	198,425	224,281	218,931	185,770
By-products (coke and sulfur)	6,860	5,106	6,809	2,917
Total	205,285	229,387	225,740	188,687

Refinery throughput (bpd)
Sweet crude oil	117,045	155,183	143,714	137,752
Sour or heavy crude oil	63,340	47,961	62,349	33,227
Other feedstocks/blendstocks	25,667	27,562	21,067	19,359
Total	206,052	230,706	227,130	190,338

El Paso Refinery
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	54,720	66,301	62,557	68,650
Diesel and jet fuel	46,379	53,179	52,754	53,641
Residuum	5,188	5,366	5,711	5,821
Other	2,970	4,216	3,612	3,768
Total refinery production (bpd)	109,257	129,062	124,634	131,880

Refinery throughput (bpd)
Sweet crude oil	89,295	104,084	100,130	107,176
Sour crude oil	15,460	13,045	16,985	12,521
Other feedstocks/blendstocks	6,252	13,559	9,454	13,952
Total refinery throughput (bpd)	111,007	130,688	126,569	133,649

Total sales volume (bpd)	129,204	140,335	138,775	147,765
Per barrel of throughput:
Refinery gross margin	$8.31	$5.86	$9.45	$13.53
Direct operating expenses	4.56	3.67	4.07	3.85

Yorktown Refinery
	Three Months Ended December 31,		Twelve Months Ended December 31,	June 1 Through December 31,
	2008	2007	2008	2007 (9)
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	34,692	32,600	32,597	32,256
Diesel and jet fuel	23,798	24,148	27,143	25,161
Other	4,187	4,503	4,896	4,723
Liquid products	62,677	61,251	64,636	62,140
By-products (coke and sulfur)	6,860	5,106	6,809	4,976
Total refinery production (bpd)	69,537	66,357	71,445	67,116

Refinery throughput (bpd)
Sweet crude oil	2,451	21,916	15,291	24,470
Heavy crude oil	47,880	34,915	45,364	35,316
Other feedstocks/blendstocks	17,449	8,488	9,143	5,952
Total refinery throughput (bpd)	67,780	65,319	69,798	65,738

Total sales volume (bpd)	75,969	73,161	77,073	71,541
Per barrel of throughput:
Refinery gross margin (4)	$1.73	$5.23	$6.43	$5.59
Direct operating expenses	5.11	6.57	4.75	5.44

Four Corners Refineries
	Three Months Ended December 31,		Year Ended December 31,	June 1 Through December 31,
	2008	2007	2008	2007 (9)
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	17,583	22,076	19,722	19,972
Diesel and jet fuel	7,877	10,479	8,798	8,616
Other	1,031	1,413	1,141	1,185
Total refinery production (bpd)	26,491	33,968	29,661	29,773

Refinery throughput (bpd)
Sweet crude oil	25,299	29,183	28,293	27,680
Other feedstocks/blendstocks	1,966	5,516	2,470	3,271
Total refinery throughput (bpd)	27,265	34,699	30,763	30,951

Total sales volume (bpd)	36,438	50,751	42,165	43,945
Per barrel of throughput:
Refinery gross margin	$25.31	$9.75	$15.49	$13.33
Direct operating expenses	9.04	7.27	8.35	8.09

__________

(9)	Total sales volume, refinery production and refinery throughput related to the refineries acquired from Giant was calculated by dividing the seven months ended December 31, 2007 by 214 days.

Retail Segment

	Three Months Ended December 31,		Year Ended December 31,	June 1 Through December 31,
	2008	2007	2008	2007
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$163,392	$189,831	$838,197	$456,331
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	138,528	168,985	744,691	401,143
Direct operating expenses (exclusive of depreciation and amortization)	15,917	15,735	65,604	37,147
Selling, general and administrative expenses	1,339	1,302	5,301	3,125
Depreciation and amortization	2,297	2,364	8,479	4,387
Total operating costs and expenses	158,081	188,386	824,075	445,802
Operating income	$5,311	$1,445	$14,122	$10,529

Operating Data:
Fuel gallons sold (in thousands)	52,322	53,903	210,401	128,356
Fuel margin per gallon (1)	$0.22	$0.14	$0.18	$0.18
Merchandise sales	$45,536	$43,637	$185,712	$108,054
Merchandise margin	26.8%	27.4%	27.4%	27.6%
Operating retail outlets at period end	155	154	155	154

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.  Fuel margin per gallon is a measure frequently used in the retail industry to measure operating results related to fuel sales.

The following tables reconcile fuel sales and cost of fuel sales to net sales and cost of products sold:

	Three Months Ended December 31,		Year Ended December 31,	June 1 Through December 31,
	2008	2007	2008	2007
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$128,029	$160,471	$694,891	$382,446
Excise taxes included in fuel revenues	(15,835)	(20,288)	(66,736)	(48,189)
Merchandise sales	45,536	43,637	185,712	108,054
Other sales	5,662	6,011	24,330	14,020
Net sales	$163,392	$189,831	$838,197	$456,331

Cost of products sold:
Fuel cost of products sold	$116,596	$152,848	$657,537	$359,964
Excise taxes included in fuel cost of products sold	(15,835)	(20,288)	(66,736)	(48,189)
Merchandise cost of products sold	33,353	31,675	134,821	78,228
Other cost of products sold	4,414	4,750	19,069	11,140
Cost of products sold	$138,528	$168,985	$744,691	$401,143

Fuel margin per gallon	$0.22	$0.14	$0.18	$0.18

On May 31, 2007, we acquired Giant and its retail operations.  The financial information presented above for our retail segment for 2008 includes twelve months of operations; however, the financial information for 2007 presented above includes only seven months of operations.

Wholesale Segment

	Three Months Ended December 31,		Year Ended December 31,	June 1 Through December 31,
	2008	2007	2008	2007
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$387,365	$427,967	$2,279,541	$991,907
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	359,838	409,578	2,168,707	949,966
Direct operating expenses (exclusive of depreciation and amortization)	14,117	9,417	64,273	20,715
Selling, general and administrative expenses	4,520	3,802	18,915	9,164
Depreciation and amortization	1,477	1,111	5,551	2,477
Total operating costs and expenses	379,952	423,908	2,257,446	982,322
Operating income	$7,413	$4,059	$22,095	$9,585

Operating Data:
Fuel gallons sold (in thousands)	172,530	154,195	706,864	376,382
Fuel margin per gallon (1)	$0.12	$0.07	$0.09	$0.06
Lubricant sales	$39,963	$35,757	$163,679	$84,825
Lubricant margins	11.3%	10.1%	12.4%	9.8%

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.  Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

The following table reconciles fuel sales and cost of fuel sales to net sales and cost of products sold:

	Three Months Ended December 31,		Year Ended December 31,	June 1 Through December 31,
	2008	2007	2008	2007
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$385,602	$436,695	$2,269,203	$1,008,045
Excise taxes included in fuel sales	(46,335)	(46,158)	(193,634)	(107,370)
Lubricant sales	39,963	35,757	163,679	84,825
Other sales	8,135	1,673	40,293	6,407
Net sales	$387,365	$427,967	$2,279,541	$991,907

Cost of products sold:
Fuel cost of products sold	$364,291	$425,436	$2,205,548	$984,191
Excise taxes included in fuel sales	(46,335)	(46,158)	(193,634)	(107,370)
Lubricant cost of products sold	35,457	32,140	143,317	76,479
Other cost of products sold	6,425	(1,840)	13,476	(3,334)
Cost of products sold	$359,838	$409,578	$2,168,707	$949,966

Fuel margin per gallon	$0.12	$0.07	$0.09	$0.06